SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 27, 2004 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Item 5.	Other Events

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

Deere & Company acknowledges Standard & Poor's Outlook

MOLINE, IL (February 27, 2004) - Deere & Company ("Deere") acknowledged today that Standard & Poor's revised its outlook from negative to stable on the long-term credit ratings of Deere and John Deere Capital Corporation ("JDCC"). At the same time, Standard & Poor's affirmed its "A-" long-term and "A-2" short-term corporate credit ratings of Deere and JDCC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT James H. Becht Secretary

Dated: February 27, 2004